Exhibit 4.2

Execution Version

GLOBAL PAYMENTS INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of January 9, 2026 between Global Payments Inc., a Georgia corporation (the “Company”), and GTCR W Aggregator LP, a Delaware limited partnership (the “Chicago Aggregator”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

WHEREAS, certain of the parties to this Agreement are parties to a Transaction Agreement, dated as of April 17, 2025 (the “Transaction Agreement”), pursuant to which, among other things, the Company issued its Common Equity to the Chicago Aggregator and certain other direct and indirect equityholders of Washington (as defined in the Transaction Agreement) at the Closing (as defined in the Transaction Agreement), which Common Equity (to the extent not issued directly to the Chicago Aggregator) was immediately thereafter contributed to the Chicago Aggregator (such Common Equity, the “Transaction Common Equity”);

WHEREAS, in order to induce the Chicago Aggregator and certain other direct and indirect equityholders of Washington to enter into the Transaction Agreement and consummate the transactions contemplated thereby, the Company agreed to provide the registration rights set forth in this Agreement to the Chicago Holders; and

WHEREAS, the execution and delivery of this Agreement is a closing deliverable under the Transaction Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Shelf Registrations, Additional Registrations, Subsequent Shelf Registrations and Underwritten Offerings.

(a) Shelf Registration, Additional Registration and Subsequent Shelf Registration.

(i) After the Closing under the Transaction Agreement, the Company shall prepare and file on the applicable Specified Date, and thereafter will use its reasonable best efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act no later than the First Lock-up Release Date, a Registration Statement or post-effective amendment to a then-effective Registration Statement in order to provide for resales of all Registrable Securities to be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”), which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include the plan of distribution in the form attached hereto as Annex A (the “Plan of Distribution”). As used in the prior sentence, “Specified Date” means the date that is (i) the First Lock-up Release Date in the event the Shelf Registration is an Automatic Shelf Registration Statement or (ii) 60 days prior to the First Lock-up Release Date in the case of any other Registration Statement. Any such Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI at the time of the filing of such Shelf Registration, such Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Otherwise, such Shelf Registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of all Registrable Securities for resale by the Chicago Holders in accordance with the Plan of Distribution. In addition, the Company will from time to time use its reasonable best efforts to file such additional Registration Statements (“Additional Registration”) to cover resales of any Registrable Securities that are not registered for resale pursuant to a then-effective Registration Statement and will use its reasonable best efforts to (x) cause each such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and (y) keep the Registration Statement continuously effective under the Securities Act until the earlier of: (1) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder or otherwise cease to be Registrable Securities or (2) termination of this Agreement.

(ii) If any Shelf Registration or Additional Registration ceases to be effective under the Securities Act for any reason (including any Automatic Shelf Registration Statement that has been outstanding for three (3) years) at any time when any Registrable Securities are outstanding, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration or Additional Registration, as applicable, to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and shall use reasonable best efforts to promptly (x) amend such Shelf Registration or Additional Registration, as applicable, in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or Additional Registration, as applicable, or (y) file an additional Registration Statement (a “Subsequent Shelf Registration”) covering resales of all Registrable Securities pursuant to Rule 415 of the Securities Act. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (1) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is practicable after such filing and (2) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective when any Registrable Securities are outstanding. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of all Registrable Securities for resale by the Chicago Holders in accordance with the Plan of Distribution.

(b) Underwritten Offerings.

(i) From and after the First Lock-up Release Date, the Chicago Holders may on one or more occasions as set forth herein deliver to the Company a written notice (a “Underwritten Offering Notice”) specifying the number of Registrable Securities that the Chicago Holders desire to sell in an underwritten offering (the “Underwritten Offering”), including in an underwritten block trade or a bought deal (each, a “Block Trade”), either through the filing of a new Registration Statement or through a take-down from a then-effective Registration Statement covering the resale of Registrable Securities and the proposed timing for such Underwritten Offering. The Company will use reasonable best efforts to, as promptly as practicable, consummate such Underwritten Offering; provided that: (x) the Chicago Holders shall only be entitled to make a demand for an Underwritten Offering if the minimum amount of Registrable Securities in such Underwritten Offering, based on expected gross proceeds, is $200,000,000 (provided that, if the Chicago Holders do not collectively own at least $200,000,000 of Registrable Securities, they shall be permitted to deliver an Underwritten Offering Notice to sell all of the Registrable Securities held by the Chicago Holders, but such amount may not be less than $50,000,000); (y) the number of Underwritten Offering Notices that may be delivered pursuant to this Section 1(b) shall be limited to three (3) during any twelve (12)-month period (the “Underwritten Offering Notice Cap”) and (z) the Chicago Holders may not deliver an Underwritten Offering Notice within 60 days after any other Underwritten Offering or underwritten Piggyback Registration in which Chicago Holders participate.

(ii) All determinations as to whether to complete any Underwritten Offering and as to the timing, manner, price and other terms of any Underwritten Offering contemplated by this Section 1(b) shall be determined by the Chicago Holders, and the Company shall use its reasonable best efforts to cause any Underwritten Offering to occur in accordance with such determinations as promptly as practicable, subject to the terms of this Agreement.

(iii) The Company will, at the request of the Chicago Holders, use reasonable best efforts to file any prospectus supplement or any post-effective amendments and otherwise take any necessary action to (x) ensure that such Registration Statement remains available in order to enable such Registrable Securities to be distributed in the Underwritten Offering and (y) effect such Underwritten Offering; provided, that no such supplement, amendment or filing will be required during a Suspension Period or Blackout Period.

(iv) At any time prior to the “pricing” of any Underwritten Offering, the Chicago Holders who initiated such Underwritten Offering may revoke or withdraw the Underwritten Offering Notice on behalf of all Persons participating in such Underwritten Offering without any liability to such Person (including, for the avoidance of doubt, the other participating Chicago Holders, if any), in each case by providing written notice to the Company.

(v) Notwithstanding any other provision of this Agreement, if any Chicago Holder wishes to engage in a Block Trade, then no other holders of the Company’s Common Equity or Other Securities shall be entitled to receive any notice of or have their securities included in such Block Trade, without the prior written consent of the Chicago Holders.

(c) Priority on Shelf Registrations, Additional Registrations, Subsequent Shelf Registrations and Underwritten Offerings. The Company will not include in any Shelf Registration, Additional Registration, Subsequent Shelf Registration or Underwritten Offering any securities that are not Registrable Securities without the prior written consent of the Chicago Holders. Notwithstanding anything contained herein, in an Underwritten Offering if the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and (if and only to the extent permitted to be included by the Chicago Holders) other securities requested to be included in such offering exceeds the number of securities which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (i) first, the number of Registrable Securities requested to be included by the Chicago Holders which, in the opinion of such underwriters, can be sold without any such adverse effect, with the number of Registrable Securities to be underwritten allocated among such Persons on a pro rata basis determined based on the number of Registrable Securities requested for inclusion by such Persons, and (ii) second, such other securities requested to be included (for the avoidance of doubt, if and only to the extent permitted to be included by the Chicago Holders) in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d) Restrictions on Shelf Registrations, Additional Registrations, Subsequent Shelf Registrations and Underwritten Offerings.

(i) The Company may postpone, for up to ninety (90) days (or with the consent of the Chicago Holders, a longer period) from the date of the Underwritten Offering Notice (the “Suspension Period”), the filing or the effectiveness of a Registration Statement covering the resale of Registrable Securities or suspend the use of a prospectus that is part of such Registration Statement by providing written notice to the Chicago Holders if either of the following conditions are met: the Company determines that the registration, offer or sale of Registrable Securities (x) would reasonably be expected to have a material adverse effect on a bona fide proposal or plan by the Company to engage in a material acquisition of assets or stock or a material merger, consolidation, tender offer, recapitalization, reorganization, financing or other material transaction involving the Company (in each case, other than in the ordinary course of business or consistent with past practice) or (y) would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. The Company may delay the filing or the effectiveness of a Registration Statement covering the resale of Registrable Securities or suspend the use of a prospectus that is a part of such Registration Statement pursuant to this Section 1(d)(i) only once in any twelve-month period unless additional delays or suspensions are approved by the Chicago Holders.

(ii) In the case of an event that causes the Company to postpone the filing or the effectiveness of a Registration Statement covering the resale of Registrable Securities or suspend the use of a prospectus that is part of such Registration Statement as set forth in Section 1(d)(i) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will provide notice to the Chicago Holders whose Registrable Securities are registered pursuant to such Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice (without providing material non-public information relating to the Company) and that such suspension or delay will continue only for so long as the Suspension Event or its effect is continuing. Each Chicago Holder agrees not to effect any sales of its Registrable Securities pursuant to the applicable Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). A Chicago Holder may recommence effecting sales of the Registrable Securities pursuant to applicable Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Chicago Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period). The Company covenants and agrees that it shall not deliver a Suspension Notice to the Chicago Holders unless the Company, all of its officers and directors, and any of the Company’s existing and future securityholders who have been granted registration rights (including pursuant to the Existing Registration Rights Agreement) with respect to the Company’s Common Equity or Other Securities are subject to the same restrictions as the Chicago Holders for the duration of such Suspension Event. The filing of any prospectus by the Company relating to an underwritten offering of its Common Equity or Other Securities shall be deemed an End of Suspension Notice.

(iii) In addition and notwithstanding anything herein to the contrary, during the Standstill Period (as defined in the Shareholders Agreement), the Company may postpone the filing or the effectiveness of a Registration Statement or suspend the use of a prospectus that is part of such Registration Statement by providing written notice to the Chicago Holders during each of the Company’s regular quarterly restricted trading period during which directors and officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and which period is not longer than the regular quarterly restricted period that has been in effect historically consistent with past practice in all material respects (such period during the Standstill Period, a “Blackout Period”).

(e) Selection of Underwriters. The Chicago Holders shall select each of the investment bankers and managers to administer any Underwritten Offering (which investment bankers and managers must be reasonably acceptable to the Company).

(f) Other Registration Rights. The Company represents and warrants that, other than the Existing Registration Rights Agreement, it is not a party to any agreement that grants any Person rights to effect the registration under the Securities Act of any Common Equity or Other Securities. During the Standstill Period, if the Company grants to any Person any rights to request the Company to effect the registration under the Securities Act of any Common Equity or Other Securities on terms more favorable in any material respect to such Person than the terms set forth in this Agreement, the terms of this Agreement shall be automatically deemed amended or supplemented to the extent necessary to provide the Chicago Holders such more favorable rights and benefits; provided that, during the Standstill Period, the Company shall not, without the prior written consent of the Chicago Holders, grant any Person registration rights in the nature or substantially in the nature of those set forth in Section 1 hereto that are exercisable prior to or at such time as when the Chicago Holders can first exercise their rights under Section 1 (including without limitation in connection with a demand for an Underwritten Offering).

Section 2. Piggyback Registrations.

(a) Right to Piggyback. If at any time following the First Lock-up Release Date, the Company proposes to register any of its Common Equity or any Other Securities (including primary and secondary registrations, and other than pursuant to (x) an Excluded Registration and (y) any secondary registration pursuant to the terms of the Existing Registration Rights Agreement (which shall be subject to Section 2(f)) under the Securities Act) (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within five (5) Business Days after the public filing of the Registration Statement relating to the Piggyback Registration) to the Chicago Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests from the Chicago Holders for inclusion therein within five (5) Business Days after delivery of the Company’s notice. Any Participating Chicago Holder may withdraw its request for inclusion at least one (1) Business Day prior to executing the underwriting agreement, or if none, prior to the applicable Registration Statement becoming effective.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be expected to be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell which, in the opinion of such underwriters, can reasonably be expected to be sold without any such adverse effect, and (ii) second, the Registrable Securities requested to be included in such registration by the Chicago Holders and other securities requested to be included in such registration by holders of registrable securities under the Existing Registration Agreement and holders of Future Registration Rights who have piggyback registration rights which, in the opinion of the underwriters, can reasonably be expected to be sold without any such adverse effect, with the number of securities to be underwritten allocated among such Persons on a pro rata basis determined based on the number of such securities requested for inclusion by such Persons.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Future Registration Rights or other registrations constituting a Piggyback Registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be expected to be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration by the Chicago Holders and any securities requested to be included in such registration by holders of Future Registration Rights initially requesting such registration, which, in the opinion of the underwriters, can reasonably be expected to be sold without any such adverse effect, with the number of securities (including Registrable Securities) to be underwritten allocated among such Persons on a pro rata basis determined based on the number of such securities (including Registrable Securities) requested for inclusion by such Persons and (ii) second, the securities the Company proposes to sell in such offering and any other securities requested to be included in such registration by holders of registrable securities under the Existing Registration Agreement and holders of Future Registration Rights who have piggyback registration rights, which, in the opinion of the underwriters, can reasonably be expected to be sold without any such adverse effect, with the number of securities to be underwritten allocated among such Persons on a pro rata basis determined based on the number of such securities requested for inclusion by such Persons.

(d) Right to Terminate Registration. The Company will have the right to terminate, withdraw or delay any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten primary registration on behalf of the Company with Participating Chicago Holders, the Company shall select the investment bankers and managers for the offering (and shall consult in good faith with the Participating Chicago Holders).

(f) Underwritten Offerings Pursuant to Existing Registration Rights Agreement. If, at any time on or after the date hereof, the Company proposes to consummate an underwritten offering of its Common Equity pursuant to the terms of the Existing Registration Rights Agreement, then the Company shall promptly request the applicable holders of registrable securities under the Existing Registration Rights Agreement to provide their consent to include in such underwritten offering Registrable Securities. If the Company obtains such consent, it shall provide written notice of such proposed underwritten offering to the Chicago Holders as soon as practicable and in any event four (4) Business Days prior to the filing of the prospectus relating to such underwritten offering, which notice shall describe the amount of securities to be included, the intended method(s) of distribution, the name of the proposed managing underwriter(s), if any, and shall request that each Chicago Holder specify, within one (1) Business Day after receipt of such notice, the maximum number of Registrable Securities such Chicago Holder desires to dispose of in such underwritten offering. Subject to the consent of the applicable holders of registrable securities under the Existing Registration Rights Agreement, the Company will include in such underwritten offering all Registrable Securities with respect to which the Company has received timely written requests for inclusion in accordance with the preceding sentence; provided that, if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such underwritten offering exceeds the number which can be sold in such offering without reasonably expecting to adversely affect the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such underwritten offering the securities (i) first, the securities requested to be included therein by the holders of registrable securities under the Existing Registration Rights Agreement initially requesting such registration, which, in the opinion of the underwriters, can reasonably be expected to be sold without any such adverse effect, in accordance with the terms of the Existing Registration Rights Agreement, (ii) second, the Registrable Securities requested to be included in such registration by the Chicago Holders, which, in the opinion of the underwriters, can reasonably be expected to be sold without any such adverse effect, with the number of Registrable Securities to be underwritten allocated among such Persons on a pro rata basis determined based on the number of Registrable Securities requested for inclusion by such Person, and (iii) third, if and only to the extent permitted to be included thereunder under the Existing Registration Rights Agreement, any securities requested to be included in such registration by holders of Future Registration Rights who have piggyback registration rights, which, in the opinion of the underwriters, can reasonably be expected to be sold without any such adverse effect, with the number of securities to be underwritten allocated among such Persons on a pro rata basis determined based on the number of such securities requested for inclusion by such Persons.

Section 3. Company Holdback Agreement. In connection with any distribution of Registrable Securities pursuant to an Underwritten Offering initiated by the Chicago Holders, to the extent requested by managing underwriter(s) of such a distribution, the Company:

(a) will be subject to a restricted period of the same length of time as the Chicago Holders agree with the managing underwriter(s) (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”) (provided, that the Holdback Period shall not exceed ninety (90) days) during which the Company may not offer, sell or grant any option to purchase its Common Equity or Other Securities, except: (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions (subject to, in the case of this clause (ii), unless the managing underwriters for the offering agree otherwise, a limit not to exceed 10% of the Company’s then outstanding Common Equity); and

(b) will not, except as expressly required pursuant to the Existing Registration Rights Agreement, file any Registration Statement for a public offering or cause any such Registration Statement to become effective, during the Holdback Period (other than as part of such Underwritten Offering or pursuant to an Excluded Registration which (i) is then in effect or (ii) shall become effective upon the conversion, exchange or exercise of any then outstanding Other Securities); and will use reasonable best efforts to cause each of its directors and executive officers to agree not to effect any Sale Transaction during any Holdback Period, unless approved in writing by the Chicago Holders and the underwriters managing the public offering.

Section 4. Registration Procedures.

(a) Company Obligations. In connection with any Applicable Registration, the Company will use its reasonable best efforts to effect the registration and the sale of any Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i) before filing or confidentially submitting any Registration Statement covering the resale of Registrable Securities or any prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Chicago Holders copies of all such documents proposed to be filed or submitted, which documents will be subject to the reasonable review and comment of such counsel and the Chicago Holders;

(ii) notify the Chicago Holders of (x) the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement covering the resale of Registrable Securities or the initiation of any proceedings for that purpose, (y) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (z) the effectiveness of each Registration Statement filed hereunder;

(iii) prepare and file with the SEC such amendments and supplements to each Registration Statement covering the resale of Registrable Securities and any prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of each Registration Statement covering the resale of Registrable Securities, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as each Chicago Holder or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities;

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any Chicago Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Chicago Holder to consummate the disposition of the Registrable Securities owned by such Person in such jurisdictions (provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) consent to general service of process in any such jurisdiction or (z) subject itself to taxation in any such jurisdiction);

(vi) notify in writing each Chicago Holder (w) promptly after it receives notice thereof, of the date and time when any Registration Statement covering the resale of Registrable Securities and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to such Registration Statement has been filed and when any registration or qualification has become effective under a state securities or “blue sky” law or any exemption thereunder has been obtained, (x) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such Registration Statement or prospectus or for additional information, (y) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(d), if required by applicable law or to the extent requested by the Chicago Holders, the Company will use its reasonable best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, and (z) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(vii) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Equity is then listed;

(viii) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities;

(ix) enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form), which may include indemnification provisions in favor of underwriters and other persons and take all such other actions as the Chicago Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, with respect to an Underwritten Offering, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts and effecting a stock split or combination, recapitalization or reorganization);

(x) except to the extent prohibited by applicable law, make available for inspection during business hours by any Chicago Holder and, subject to entry into a customary confidentiality agreement or arrangement, any underwriter participating in any disposition or sale pursuant to any Registration Statement covering the resale of Registrable Securities and any attorney or accountant retained by any Chicago Holder or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company and its Subsidiaries as will be reasonably necessary to enable them to conduct reasonable and customary diligence, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested in connection with such Registration Statement and the disposition of such Registrable Securities pursuant thereto;

(xi) take all reasonable and customary actions to ensure that any Free Writing Prospectus approved by the Company and utilized in connection with any Applicable Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the first Registration Statement covering the resale of Registrable Securities, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a Registration Statement covering the resale of Registrable Securities, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Equity included in such Registration Statement for sale in any jurisdiction use, and in the event any such order is issued, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(xiv) use reasonable best efforts to cooperate with the Chicago Holders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates or evidence of book-entry positions (not bearing any restrictive legends) representing securities to be sold under any Registration Statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Chicago Holders may request;

(xv) if requested by the any managing underwriter, use reasonable best efforts to promptly include in a prospectus supplement or post-effective amendment such information as the managing underwriter and the Chicago Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(a)(xv) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(xvi) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xvii) cooperate with each Chicago Holder covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the Common Equity is then listed;

(xviii) in the case of any underwritten offering, use its reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xix) use its reasonable best efforts to provide (x) a legal opinion of the Company’s outside counsel, dated the effective date of the applicable Registration Statement addressed to the Company, (y) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a an Underwritten Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Chicago Holders assisting in the sale of the Registrable Securities and (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Chicago Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Chicago Holders assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Company as necessary as may be requested by any underwriter of such Registrable Securities;

(xx) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective; and

(xxi) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold.

(b) Additional Information. In connection with any Applicable Registration, the Company may require each Chicago Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Chicago Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and perform under, or cause the performance under, any agreements, questionnaires and instruments reasonably requested by the Company and necessary to effectuate such registered offering.

(c) In-Kind Distributions. Subject to the terms of the Shareholders Agreement, if any Chicago Holder (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to their respective direct or indirect equityholders, the Company will reasonably cooperate with and assist, at such stockholder’s expense, such stockholder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Chicago Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, using reasonable best efforts to cause the delivery of customary legal opinions by counsel to the Company, and the delivery of the Company’s Common Equity without restrictive legends, to the extent no longer applicable).

(d) Registerable Securities Transactions. Subject to the terms of the Shareholders Agreement, if requested by any Chicago Holder in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees, at such Chicago Holder’s expense, to provide such Chicago Holder with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as such Chicago Holder may reasonably request from time to time to enable such Chicago Holder to sell Registrable Securities without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form.

Section 5. Expenses.

The Company shall pay the following out-of-pocket expenses incurred by the Company or any Chicago Holder in connection with any sale of Registrable Securities by any Chicago Holder pursuant to an Applicable Registration: (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (b) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance and compliance), (e) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the Common Equity of the Company is then listed, (f) all reasonable fees and disbursements of one counsel for the Chicago Holders with respect to any offering of Registrable Securities, in each case selected by the Chicago Holders, not to exceed $150,000.00 in the aggregate per Underwritten Offering, (g) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (h) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging and (i) fees of the Company’s transfer agent and registrar. The Company shall not be required to pay, and each Person that sells securities pursuant to an Applicable Registration hereunder, including any applicable Chicago Holder, will bear and pay, all underwriting fees, discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

Section 6. Indemnification and Contribution.

(a) By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Chicago Holder, such Chicago Holder’s officers, directors employees, agents, fiduciaries, accountants, attorneys, stockholders, managers, partners, members, Affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each Person who controls such holder (within the meaning of the Securities Act) and officers, directors employees, agents, fiduciaries, accountants, attorneys, stockholders, managers, partners, members, Affiliates, direct and indirect equityholders, consultants and representatives of such controlling Person (the “Indemnified Parties”) against all losses, costs, claims, actions, damages, judgments, fines, penalties, liabilities, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), and charges and amounts paid in settlement (collectively, “Losses”) as incurred, caused by, resulting from, arising out of, based upon or related to any of the following by the Company: (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement for any Applicable Registration, (ii) any omission or alleged omission of a material fact required to be stated in any Registration Statement for any Applicable Registration or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any documented and out-of-pocket legal or any other expenses reasonably incurred by them in connection with investigating and defending or settling any such Losses. Notwithstanding anything to the contrary in this Section 6(a), the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement, or omission, made in such Registration Statement, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein. In connection with an Underwritten Offering, the Company will indemnify such underwriters and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by the Chicago Holders.

(b) By Chicago Holders. In connection with any Registration Statement for any Applicable Registration in which a Chicago Holder is participating, each such Chicago Holder will, to the extent permitted by law, indemnify the Company, its officers, directors employees, agents and each Person who controls (within the meaning of the Securities Act) the Company (the “Company Indemnified Parties”), against any Losses, as incurred, caused by, resulting from, arising out of, based upon or related to any untrue statement or alleged untrue statement of material fact contained in such Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement for any Applicable Registration in reliance upon and in conformity with any information or affidavit so furnished in writing by such Chicago Holder expressly for use or inclusion therein, and shall also reimburse such Company Indemnified Parties for any documented and out-of-pocket legal or any other expenses reasonably incurred by them in connection with investigating and defending or settling any such Losses; provided that the obligation to indemnify or reimburse will be individual, not joint and several, for each Chicago Holder and will be limited to the net amount of proceeds received by such Chicago Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the majority of the conflicted indemnified parties involved in the indemnification and approved by the Chicago Holders, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the Applicable Registration on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party will, except with the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement, unless such settlement (x) includes as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 6 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7. Cooperation with Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Chicago Holders (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Chicago Holder will be required to sell more than the number of Registrable Securities such Chicago Holder has requested to include in such registration) and (b) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s).

Section 8. General Provisions.

(a) Term. This Agreement shall automatically terminate on the date on which the Chicago Holders no longer beneficially own Registrable Securities in excess of one (1)% of the Common Equity then outstanding. If this Agreement is terminated pursuant to this (a), this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 6 and this Section 8.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Chicago Holders. The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(d) Remedies. The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement. Each party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any party.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(f) Entire Agreement. Except as otherwise provided herein, this Agreement, the Transaction Agreement, the Shareholders Agreement and the other Transaction Documents (as defined in the Transaction Agreement) contain the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way. Nothing in this Agreement shall be deemed to limit or modify the terms of the Shareholders Agreement.

(g) Successors and Assigns. This Agreement will bind and inure to the benefit and be enforceable by each of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided herein, neither the Company nor any Chicago Holder may assign its respective rights or delegate its respective obligations under this Agreement and any assignment by the Company or such Chicago Holder in contravention hereof shall be null and void. Each of the Chicago Holders may assign all or portion of its rights hereunder to a Permitted Assignee in connection with a transfer of Registrable Securities; provided, that such transferee shall, as a condition to the effectiveness of such assignment, be required to execute and deliver to the Company a joinder, a form of which is attached hereto as Exhibit B. Except as otherwise provided herein, the rights under this Agreement are personal to the Chicago Holders and are not assignable without the prior written consent of the Company.

(h) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one (1) Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three (3) Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent to the Company at the address specified below and to any Chicago Holder at the address specified below and in any joinder:

(i) if to a Chicago Holder, to:

GTCR W Aggregator LP

300 North LaSalle Street, Suite 5600

Chicago, Illinois 60654

Attn: Collin E. Roche, Aaron Cohen, KJ McConnell

Email: croche@gtcr.com; aaron.cohen@gtcr.com; kj.mcconnell@gtcr.com with a copy to (which shall not be considered notice):

Kirkland & Ellis LLP

1301 Pennsylvania Ave, N.W.

Washington, D.C. 20004

Attn: Rachel W. Sheridan, P.C.

Email: rachel.sheridan@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Sharon Freiman, P.C., Asher Qazi

Email: sharon.freiman@kirkland.com; asher.qazi@kirkland.com

(ii) if to the Company, to:

Global Payments Inc.

3550 Lenox Road

Attn: Dara Steele-Belkin, General Counsel

Email: dara.steele-belkin@globalpay.com

with a copy to (which shall not be considered notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn: Jacob A. Kling

Email: JAKling@wlrk.com

Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein.

(i) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(j) Governing Law. The corporate law of the State of Georgia will govern all issues and questions concerning the relative rights of the Company and its equityholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(k) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR DIRECTLY OR INDIRECTLY ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(l) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTER CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(m) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Chicago Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Chicago Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Chicago Holder or any current or future member of any Chicago Holder or any current or future director, officer, employee, partner or member of any Chicago Holder or of any Affiliate or assignee thereof, as such for any obligation of any Chicago Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(o) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(p) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(q) Electronic Delivery. This Agreement and each instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or by electronic transmission will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such instrument will raise the use of a facsimile machine or other means of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other means of electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(r) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Chicago Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(s) No Inconsistent Agreements. The Company is not currently a party to, and shall not hereafter enter into, any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Chicago Holders in this Agreement.

(r) Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(s) No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

(t) Facilitation of Sales Pursuant to Rule 144; Current Public Information.

(i) The Company covenants that it shall use reasonable best efforts to timely file all reports required to be filed by it under the Securities Act and the Exchange Act and, will take such further action as the Chicago Holders may reasonably request, all to the extent required to enable such Chicago Holders to sell Registrable Securities pursuant to Rule 144.

(ii) The Company covenants that, upon request from any Chicago Holder, it shall promptly take all necessary action to comply with its obligations under Section 2.1(h) of the Shareholders Agreement with respect to the removal of any applicable restrictive legends (or such notations or arrangements) from any certificates or book-entry positions for the Registrable Securities.

(u) Decisions by Chicago Holders. Notwithstanding anything contained herein, any determination, request, decision, notice, approval, demand or consent to be made or provided under this Agreement by the Chicago Holders shall be solely made or provided by the Lead Chicago Holder in its discretion, and any such determination, request, decision, notice, approval, demand or consent made or provided by or to the Lead Chicago Holder shall be valid and binding upon all Chicago Holders.

(v) Investment Banking Services. Notwithstanding anything to the contrary herein or any actions or omissions by representatives of any Chicago Holder or its respective Affiliates in whatever capacity, it is understood that neither any Chicago Holder nor any of their respective Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

(w) Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Chicago Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

(x) Interpretation.

(i) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(ii) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GLOBAL PAYMENTS INC.

/s/ Dara Steele-Belkin
By:	Dara Steele-Belkin
Its:	General Counsel and Corporate Secretary

CHICAGO AGGREGATOR:

GTCR W AGGREGATOR LP

By: GTCR Partners W LLC
Its: General Partner

/s/ Aaron D. Cohen
By:	Aaron D. Cohen
Its:	Manager

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINITIONS

The terms defined in this Agreement shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Registration” has the meaning set forth in Section 1(a)(i).

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person and, in the case of an individual, also includes any member of such individual’s Family Group; provided that the Company and its Subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Applicable Registration” means any Shelf Registration, Additional Registration, Subsequent Shelf Registration, Underwritten Offering, and any Piggyback Registration with Participating Chicago Holder(s).

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a)(i).

“Blackout Period” has the meaning set forth in Section 1(d)(iii).

“Block Trade” has the meaning set forth in Section 1(b)(i).

“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Chicago Aggregator” has the meaning set forth in the recitals.

“Chicago Holders” means (i) the Chicago Aggregator, (ii) any Permitted Assignee thereof that executes a joinder hereto in accordance with Section 8(g) and (iii) any Permitted Assignee of any of the Persons included in clause (ii) of this definition that executes a joinder hereto in accordance with Section 8(g).

“Common Equity” means the Company’s common stock, no par value.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Company Indemnified Party” has the meaning set forth in Section 6(b).

“End of Suspension Notice” has the meaning set forth in Section 1(d)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Excluded Registration” means any registration in connection with registrations on Form S-4 promulgated by the SEC or any successor or substitute forms relating to transactions subject to Rule 145 under the Securities Act or Form S-8 or any substitute or successor rule thereto relating to an offer or sale to employees or directors of the Company pursuant to any employee equity plan or other employee benefit arrangement.

“Existing Registration Rights Agreement” means the Investment Agreement, dated as of August 1, 2022, among the Company, Silver Lake Partners VI DE (AIV), L.P., and Silver Lake Alpine II, L.P.

“Family Group” means with respect to any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Lock-up Release Date” means the First Lock-Up End Date (as defined in the Shareholders Agreement) or such earlier date that any of the Chicago Holders are permitted to transfer, sell or otherwise dispose of all or any portion of the Common Equity held by any of them pursuant to the terms of the Shareholders Agreement, including pursuant to a waiver or other release thereunder.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Future Registration Rights” means any rights granted after the date hereof to any Person to effect the registration under the Securities Act of any Common Equity or Other Securities, but only to the extent that such rights are granted in compliance with Sections 1(f) and 8(s) of this Agreement.

“Holdback Period” has the meaning set forth in Section 3(a).

“Indemnified Parties” has the meaning set forth in Section 6(a).

“Lead Chicago Holder” means (i) initially, the Chicago Aggregator, (ii) following the dissolution or liquidation of the Chicago Aggregator and so long as GTCR Fund XIII/B LP, GTCR Fund XIV/B LP or any of their respective Affiliates hold, directly or indirectly, any Registrable Securities, GTCR Fund XIII/B LP and GTCR Fund XIV/B LP, acting jointly, so long as such entity or one of its Affiliates is a Chicago Holder, and (iii) following the dissolution or liquidation of the Chicago Aggregator, and GTCR Fund XIII/B LP, GTCR Fund XIV/B LP and any of their respective Affiliates ceasing to hold, directly or indirectly, any Registrable Securities, holders of a majority of all Registrable Securities held by the Chicago Holders.

“Losses” has the meaning set forth in Section 6(c).

“Other Securities” means any securities, options or rights convertible into or exchangeable or exercisable for Common Equity.

“Participating Chicago Holders” means any Chicago Holder(s) participating in the request for a Piggyback Registration.

“Permitted Assignee” means any direct or indirect equity holder of a Person, any Affiliate of a Person and any Person who is a Permitted Transferee (as defined in the Shareholders Agreement).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 2(a).

“Plan of Distribution” has the meaning set forth in Section 1(a)(i).

“Registrable Securities” means (i) the Transaction Common Equity, (ii) any Common Equity and any Offered Securities issued to any Chicago Holder as a result of the exercise of preemptive rights pursuant to Section 2.4 of the Shareholders Agreement and any Common Equity issuable upon the conversion, exchange or exercise of such Offered Securities, and (iii) any securities issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any reclassification, recapitalization, merger, consolidation, exchange or other distribution or reorganization respect to, or in exchange for, or in replacement of, the securities referenced in clauses (i) and (ii). As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed in accordance with the plan of distribution set forth in an effective Registration Statement with respect to the sale of such Registrable Securities, (b) sold or distributed pursuant to Rule 144 and such securities not being required to bearing a legend restricting their transfer, or (c) repurchased by the Company or a Subsidiary of the Company.

“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144”, “Rule 158”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Sale Transaction” means (i) to offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Common Equity (including Common Equity of the Company that may be deemed to be beneficially owned by such Person in accordance with the rules and regulations of the SEC) or any Other Securities, (ii) to enter into a transaction which would have the same effect as described in clause (i) above, or (iii) to enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Common Equity or Other Securities, whether such transaction is to be settled by delivery of such Common Equity or Other Securities, in cash or otherwise.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shareholders Agreement” means the Shareholders Agreement, dated as of the date of this Agreement, by and between the Company and the Chicago Aggregator.

“Shelf Registration” has the meaning set forth in Section 1(a)(i).

“Subsequent Shelf Registration” has the meaning set forth in Section 1(a)(ii).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 1(d)(ii).

“Suspension Notice” has the meaning set forth in Section 1(d)(ii).

“Suspension Period” has the meaning set forth in Section 1(d)(i).

“Transaction Agreement” has the meaning set forth in the recitals.

“Transaction Common Equity” has the meaning set forth in the recitals.

“Underwritten Offering” has the meaning set forth in Section 1(b)(i).

“Underwritten Offering Notice” has the meaning set forth in Section 1(b)(i).

“Underwritten Offering Notice Cap” has the meaning set forth in Section 1(b)(ii).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

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